                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           FFD FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total fee paid:

         ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         --------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         --------------------------------------

     3)  Filing Party:

         --------------------------------------

     4)  Date Filed:

         --------------------------------------

                           FFD FINANCIAL CORPORATION
                            321 North Wooster Avenue
                               Dover, Ohio 44622
                                 (330) 364-7777

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on October 16, 2007

      The 2007 Annual Meeting of Shareholders of FFD Financial Corporation ("FFD") will be held at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, on October 16, 2007, at 1:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more thoroughly described in the accompanying Proxy Statement:

      1. To elect three directors of FFD to serve for one-year terms expiring in 2008;

      2. To elect three directors of FFD to serve for two-year terms expiring in 2009; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments.

      Only FFD shareholders of record at the close of business on September 5, 2007, will be entitled to receive notice of, and vote at, the Annual Meeting and at any adjournment of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to read the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person if you attend the Annual Meeting.

                                       By Order of the Board of Directors




Dover, Ohio                            Trent B. Troyer
September 18, 2007                     President and Chief Executive Officer

                           FFD FINANCIAL CORPORATION
                            321 North Wooster Avenue
                               Dover, Ohio 44622
                                 (330) 364-7777

                                PROXY STATEMENT

                                    PROXIES

      The Board of Directors (the "Board") of FFD Financial Corporation ("FFD," "we" or "us") is soliciting the enclosed proxy for use at our 2007 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, on October 16, 2007, at 1:00 p.m., local time. Please ensure your representation at the Annual Meeting by signing, dating and returning the enclosed proxy. We will not use the proxy for any other meeting.

      You may revoke your proxy by either (i) submitting a written revocation or a later-dated proxy which is received by us before your proxy is exercised or (ii) attending the Annual Meeting and revoking the proxy in open meeting or voting in person before your proxy is exercised. Attending the Annual Meeting will not, by itself, revoke a proxy. Any written revocation or later dated proxy should be submitted to our Secretary at 321 North Wooster Avenue, Dover, Ohio 44622.

      Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as directed by the shareholder or, in the absence of specific instructions to the contrary, will be voted:

      FOR the election of David W. Kaufman, Enos L. Loader and Robert D. Sensel to serve as directors of FFD for one-year terms expiring in 2008; and

      FOR the election of Richard A. Brinkman, Jr., Stephen G. Clinton and Leonard L. Gundy to serve as directors of FFD for two-year terms expiring in 2009.

      Only our shareholders of record at the close of business on September 5, 2007, are entitled to notice of, and to vote at, the Annual Meeting. According to our records, as of September 5, 2007, there were 1,100,854 votes entitled to be cast at the Annual Meeting.

      We are first mailing this Proxy Statement and the enclosed proxy to our shareholders on or about September 18, 2007.

      Our directors, officers and employees and those of our subsidiary, First Federal Community Bank ("First Federal"), may, for no additional compensation, solicit proxies in person or by telephone, telegraph, mail, facsimile or e-mail for use only at the Annual Meeting. We will pay the costs of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy and will pay all other costs incurred in the solicitation of proxies by our Board; however, shareholders who hold our shares in "street name" may be able to appoint their proxies electronically over the Internet or phone and may incur charges in doing so, which we will not pay.

                                 REQUIRED VOTE

      You are entitled to cast one vote for each share you owned on September 5, 2007. Under Ohio law and our Code of Regulations, the three nominees in each class of directors being elected who receive the greatest number of votes will be elected to the Board.

      If you hold your shares in "street name," you should review the information provided to you by your broker or other nominee. This information will describe the procedures you must follow to instruct your broker how to vote your street name shares and how to revoke previously given voting instructions.

      If you hold your shares in street name and do not provide voting instructions to your broker, brokers have the authority, under applicable rules of The NASDAQ Stock Market ("NASDAQ") and the other self-regulatory organizations of which they are members, to vote your shares in their discretion on certain routine matters. The election of directors is considered routine. Consequently, if you do not instruct your broker how to vote your shares, your broker may choose to vote, or not vote, your shares in its discretion. Proxies signed and submitted by brokers which have not been voted are referred to as "broker non-votes." Broker non-votes and proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum for the Annual Meeting, but are not counted toward the election of directors.

      If you sign and date a proxy but do not specify how you wish for it to be voted, it will be voted FOR the election of the three nominees for terms expiring in 2008 and FOR the election of the three nominees for terms expiring in 2009.

                            OWNERSHIP OF FFD SHARES

      The following table provides certain information about the number of our common shares beneficially owned as of September 5, 2007, by our directors, nominees for election as directors, and executive officers.

--------------------------------------------------------------------------------------------------
Name (1)                                    Shares Beneficially Owned (2)     Percent of Class (3)
--------------------------------------------------------------------------------------------------
Richard A. Brinkman, Jr.                              2,000 (4)                      0.18
--------------------------------------------------------------------------------------------------

Stephen G. Clinton                                   38,194 (5)                      3.47
--------------------------------------------------------------------------------------------------

Leonard L. Gundy                                     10,986 (6)                      0.99
--------------------------------------------------------------------------------------------------

David W. Kaufman                                      1,000 (7)                      0.09
--------------------------------------------------------------------------------------------------

                                       2

--------------------------------------------------------------------------------------------------
Name (1)                                    Shares Beneficially Owned (2)     Percent of Class (3)
--------------------------------------------------------------------------------------------------
Enos L. Loader                                       27,541 (8)                      2.49
--------------------------------------------------------------------------------------------------

Robert D. Sensel                                     32,500 (9)                      2.95
--------------------------------------------------------------------------------------------------

Trent B. Troyer                                      37,143 (10)                     3.37
--------------------------------------------------------------------------------------------------

Scott C. Finnell                                     12,211 (11)                     1.11
--------------------------------------------------------------------------------------------------

All directors, nominees and executive
 officers of FFD as a group (9 persons)             193,973 (12)                     17.23
--------------------------------------------------------------------------------------------------

(1)   Each of the persons listed on this table may be contacted at our address at 321 North Wooster
      Avenue, Dover, Ohio 44622.

(2)   All shares are directly owned with sole voting or investment power unless otherwise indicated.

(3)   Assumes a total of 1,100,854 of our shares outstanding, plus the number of shares the person or group has the right to acquire within 60 days.

(4)   Includes 1,000 shares as to which Mr. Brinkman has shared voting and investment power as trustee of a family trust and 1,000 shares held jointly with his spouse.

(5)   Includes 13,917 shares as to which Mr. Clinton has shared voting power as trustee of the
      First Federal Community Bank Recognition and Retention Plan (the "RRP") and 1,850 shares held jointly with his spouse.

(6)   Includes 8,945 shares that may be acquired upon the exercise of options awarded under the
      2002 Stock Option Plan for Non-Employee Directors.

(7)   Consists of shares held as trustee of the David W. Kaufman Living Trust.

(8)   Includes 6,445 shares that may be acquired upon the exercise of options awarded under the FFD
      Financial Corporation 1996 Stock Option and Incentive Plan (the "1996 Plan"), 13,917 shares as to which Mr. Loader has shared voting power as trustee of the RRP and 1,000 shares held jointly with his spouse.

(9)   Includes 10,000 shares held by Mr. Sensel's spouse.

(10)  Includes 2,800 shares that may be acquired upon the exercise of options awarded under the
      1996 Plan, 13,917 shares as to which Mr. Troyer has shared voting power as trustee of the RRP and 16,995 shares held in the FFD Financial Corporation Employee Stock Ownership Plan (the
      "ESOP").

(11)  Includes 3,000 shares that may be acquired upon the exercise of options awarded under the
      1996 Plan and 7,111 shares held in the ESOP.

(12)  Includes 24,865 shares that may be acquired in the next 60 days upon the exercise of options and 49,489 shares held in the ESOP. Shares held jointly by Messrs. Clinton, Loader and Troyer as trustees of the RRP are included only once in the total. None of these shares are pledged as security.

      The following table sets forth certain information about the only persons we know to beneficially own more than five percent of our outstanding common shares as of September 5, 2007.

------------------------------------------------------------------------------------------
Name and Address                            Shares Beneficially Owned     Percent of Class
------------------------------------------------------------------------------------------

FFD Financial Corporation                          121,472 (1)                 11.03
 Employee Stock Ownership Plan
First Bankers Trust Services, Inc.
1201 Broadway
Quincy, Illinois  62301
------------------------------------------------------------------------------------------

Bulldog Investors, et al.                           68,283 (2)                  6.20
60 Heritage Drive
Pleasantville, New York 10570
------------------------------------------------------------------------------------------

(1)   All shares have been allocated to the accounts of ESOP participants. First Bankers
      Trust Services, Inc., the ESOP trustee, has voting power over shares that have been allocated but as to which no voting instructions are given by the participant and has limited investment power over all 121,472 shares.

(2)   Based on information contained in a Schedule 13D filed with the SEC on April 25,
      2006, by Bulldog Investors, Phillip Goldstein and Andrew Dakos. In this Schedule 13D,
      Mr. Goldstein reported sole dispositive power over 35,804 shares, sole voting power over 24,064 shares and joint voting power over 349 shares; Mr. Goldstein and Mr.
      Dakos reported joint dispositive power over 32,479 shares; and Mr. Dakos reported sole voting power over 32,479 shares.

                             ELECTION OF DIRECTORS

      Our Code of Regulations provides for the division of our directors into classes and, until 2003, our Board consisted of two classes comprised of three directors each. However, in 2003 our Board reduced the number of directors from six to five and, under Ohio law, we were required to only have one class of directors, all of whom were elected annually. The Board recently increased the number of our directors back to six. As a result, per our Code of Regulations we will once again have two classes of directors, both of which will be elected at the Annual Meeting - one class to serve for one-year terms and one class to serve for two-year terms. Each of our directors is also a director of First Federal.

      Pursuant to the Nominating Committee's recommendation, the Board proposes the election of the following persons to serve as directors of FFD until the annual meeting of shareholders in 2008 and until their successors are duly elected and qualified:

-------------------------------------------------------------------------------
      Name                          Age                  Director of FFD Since
-------------------------------------------------------------------------------

David W. Kaufman                     57                             -
-------------------------------------------------------------------------------

Enos L. Loader                       70                          1998
-------------------------------------------------------------------------------

Robert D. Sensel                     62                          1996
-------------------------------------------------------------------------------

      David W. Kaufman is the President of Dave Kaufman Realty, Inc. a real estate and auction company located in Sugarcreek, Ohio. Mr. Kaufman has been an auctioneer since 1971, has held his real estate brokerage license since 1975, and is also a licensed residential real estate appraiser. Mr. Kaufman served on the boards of CSB Bancorp, Inc. and its subsidiary, The Commercial & Savings Bank, in Millersburg, Ohio from 1988 until 2001. Mr. Kaufman is involved with the Ohio Association of Realtors, National Association of Realtors, Ohio Association of Auctioneers, National Association of Auctioneers, Gideons International and Sharon Mennonite Church.

      Enos L. Loader was employed by Bank One Dover N.A. for 38 years, retiring in 1998 as Executive Vice President and Chief Operating Officer. He currently provides business consulting to several firms.

      Robert D. Sensel has been President, Chief Executive Officer and a director of Dover Hydraulics, Inc., Dover, Ohio, since 1984. Dover Hydraulics is involved in the manufacture, repair and distribution of hydraulic cylinders and components for the steel, construction and mining industries.

      Pursuant to the Nominating Committee's recommendation, the Board proposes the election of the following persons to serve as directors of FFD until the annual meeting of shareholders in 2009 and until their successors are duly elected and qualified:

-------------------------------------------------------------------------------
      Name                          Age                  Director of FFD Since
-------------------------------------------------------------------------------

Richard A. Brinkman, Jr.             52                          2003
-------------------------------------------------------------------------------

Stephen G. Clinton                   54                          1996
-------------------------------------------------------------------------------

Leonard L. Gundy                     58                          2002
-------------------------------------------------------------------------------

      Richard A. Brinkman, Jr. is the Chief Executive Officer of Tuscarawas County AAA, a position he has held since 1993. Mr. Brinkman is also the Chairman of the Ohio Conference of AAA Clubs, Vice Chair of the Tuscarawas County Port Authority and is involved in several other community and civic organizations.

      Stephen G. Clinton is President and a director of Capital Market Securities, Inc., a brokerage firm located in Kent, Ohio and until 2004 served as Vice President of Young & Associates, a financial institution consulting and capital markets firm also located in Kent. Prior to joining Capital Market Securities in 2001, Mr. Clinton was a principal of Tucker Anthony Capital Markets, an investment banking firm headquartered in Boston, Massachusetts, providing assistance to financial institutions in their implementation of capital strategies, and the President of National Capital Companies, LLC, an investment banking firm.

      Leonard L. Gundy is President of Benchmark Construction, Inc. located in New Philadelphia, Ohio. Mr. Gundy has served as President of Benchmark, formerly Gundy Construction, Inc., since 1967.

      With the exception of Mr. Kaufman, all of the nominees currently serve as directors of FFD. Mr. Kaufman has been nominated to fill the vacancy created by the increase in the number of directors from five to six.

      If any nominee is unable to stand for election, any proxies granting authority to vote for that nominee will be voted for the substitute nominee, if any, recommended by the Board.

      Your Board of Directors recommends that you vote FOR the election of the above-named nominees.

                              CORPORATE GOVERNANCE

Director Independence

      The Board has determined that each of our directors is, and that Mr. Kaufman would be, an "independent director" under NASDAQ independence standards. In determining their independence, the Board concluded that there are no relationships between such persons and FFD or First Federal that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determination, the Board determined that there are no relationships or transactions between FFD or First Federal and our independent directors that could affect a director's independence but that are not required to be disclosed under Item 404 of SEC Regulation S-B.

Meetings of the Board and Committees

      Our Board met 14 times for regularly scheduled and special meetings during the fiscal year ended June 30, 2007, as did First Federal's board of directors. We have a standing Audit Committee, Nominating Committee, Stock Option Committee and ESOP Committee. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the Board committees on which he served during the last fiscal year.

      Audit Committee. Our Audit Committee is responsible for selecting and engaging our independent registered public accounting firm and for overseeing our financial reporting process. The Audit Committee met four times during the fiscal year ended June 30, 2007. The members of the Audit Committee are Mr. Brinkman, Mr. Clinton and Mr. Loader, each of whom is independent under applicable NASDAQ and SEC rules and regulations. The duties of the Audit Committee are more thoroughly set forth in the Amended and Restated Audit Committee Charter (the "Audit Charter"), which is available on our website, www.onlinefirstfed.com, on the "Investors - Corporate Governance" page. Pursuant to the terms of the Audit Charter, at least one member of the Audit Committee must be a "financial expert" under applicable SEC rules and regulations. The Board has determined that Mr. Clinton, the Chairman of the Audit Committee, is a financial expert.

      Nominating Committee. Our Nominating Committee is responsible for recommending to the Board a slate of candidates for election as directors. The committee is comprised of Mr.

Brinkman, Mr. Clinton, Mr. Loader and Mr. Sensel, each of whom is independent. The Nominating Committee met once during the last fiscal year. The duties of the Nominating Committee, including its responsibilities in the director nomination process, are more thoroughly set forth in the Charter of the Nominating Committee, which is available on our website, www.onlinefirstfed.com, on the "Investors - Corporate Governance" page. More information on our nominations process is set forth under the heading "Nominations Process and Candidate Selection" below.

      Stock Option Committee. Our Stock Option Committee is responsible for administering the 1996 Plan, including interpreting the plan and granting options pursuant to its terms. All of our directors are members of the Stock Option Committee. The Stock Option Committee met once during the 2007 fiscal year.

      ESOP Committee. Our ESOP committee is responsible for administering and overseeing the ESOP. All of our directors serve on the ESOP Committee. The ESOP Committee met twice during the last fiscal year.

      We have no standing compensation committee and we do not pay compensation to any of our employees, which are comprised solely of our executive officers. All of FFD's executive officers are also executive officers of First Federal, and are compensated by First Federal for their services. We have determined that a standing compensation committee is not necessary because First Federal's board is comprised solely of the directors of FFD, each of whom is independent. As a result, our independent directors review and approve all compensation paid by First Federal to its and FFD's directors and executive officers.

Nominations Process and Candidate Selection

      Our Nominating Committee manages our director nominations process and recommends to the Board a slate of nominees for election as directors. The Nominating Committee has not established a formal process for identifying and evaluating nominees due to its desire to approach the process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of incumbent directors, the Nominating Committee reviews each director's overall performance during his term of service, including the number of meetings attended, his level of participation, the quality of his performance and his desire to continue to serve. The Nominating Committee will then either nominate the incumbent director for reelection or, if the committee feels a new director is necessary or desirable, will use its network of contacts to compile a list of potential candidates. In the case of new director candidates, the committee looks at the candidate's skills and experience and whether the candidate would be independent. Factors such as community involvement, marketing or sales experience, financial expertise, business experience, business development expertise and knowledge of the bank and thrift industry are all considered when evaluating potential nominees. The Nominating Committee then meets to discuss and consider the new candidate's qualifications. The Nominating Committee has nominated David W. Kaufman for election as a director at the Annual Meeting. Mr. Kaufman was recommended to the Nominating Committee by several officers of First Federal, including our President and Chief Executive Officer, and by several of our independent directors.

      The Nominating Committee's charter provides that it will receive and evaluate candidates recommended by shareholders equally, and using the same criteria, as its own recommendations and recommendations from the Board, management or other sources. Other than as set forth in its charter, the Nominating Committee does not have any other policies regarding the consideration of candidates recommended by shareholders. The lack of policies regarding shareholder recommendations is primarily due to our historical lack of such recommendations and the need to evaluate any such recommendations on a case-by-case basis.

      A shareholder who wishes to make a recommendation for a director candidate should contact the Board in the manner described in this Proxy Statement under the heading "Shareholder Communications with Directors." Any shareholder wishing to make a formal nomination for a director candidate must follow the procedures set forth in Section 2.03 of our Code of Regulations. This section provides that nominees for election as director may be proposed only by a shareholder entitled to vote for directors if the shareholder has submitted a written nomination to our Secretary by the later of the July 31st immediately preceding the annual meeting of shareholders or the 60th day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of our common shares owned either beneficially or of record by the nominee and the length of time such shares have been so owned.

Processes and Procedures for Determining Executive Officer and Director Compensation

      Each year in conjunction with First Federal's annual budgeting process, management and First Federal's Board review bank and thrift industry compensation survey information, as well as First Federal's current compensation structure. Based upon this review, First Federal's overall compensation budget is established and is approved by First Federal's board.

      In light of this budget, Mr. Troyer, First Federal's President and Chief Executive Officer, recommends salary levels for First Federal's other executives based upon performance reviews and available salary information for comparably sized financial institutions. First Federal's board then reviews Mr. Troyer's recommendations and approves annual salaries for First Federal's executive officers. First Federal's board directly conducts Mr. Troyer's performance review and establishes his salary based on his performance, the compensation information available and the overall compensation budget.

      In addition to their base salary, our executive officers receive allocations under FFD's employee stock ownership plan and matching 401(k) contributions, both of which are discussed under the heading "Retirement Benefits" below. Participation in these plans is not limited to just officers, and all employees who meet specified eligibility requirements may participate.

      Additionally, depending on the results of the review by First Federals' board of the past year's performance, our executives may receive an annual bonus; however, the amount and payment of any such bonus is purely in the discretion of First Federal's board. Our officers also receive a very limited amount of perquisites, such as insurance benefits and club memberships, which are considered by the Compensation Committee when determining salary levels and overall compensation.

      First Federal's board is comprised only of the directors of FFD, all of whom are independent. As a result, FFD's independent directors review and approve the compensation of our executive officers in accordance with NASDAQ rules.

      Both FFD's and First Federal's director fees are set by the Board, based on a review of director fees at comparably-sized financial institutions.

Director Compensation

      The following table sets forth all compensation paid to our directors by FFD and First Federal during 2007. FFD and First Federal only pay cash director fees and do not pay or provide any other type of director compensation.

---------------------------------------------------------------------------------------------------------------------------
                                                    Director Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                                 Nonqualified
                            Fees Earned                          Non-Equity        Deferred
                            or Paid in     Stock     Option    Incentive Plan    Compensation     All Other
          Name              Cash (1)       Awards    Awards     Compensation       Earnings      Compensation     Total (1)
---------------------------------------------------------------------------------------------------------------------------

Richard A. Brinkman, Jr.    $15,000(2)       -         -             -                -               -          $15,000(2)
---------------------------------------------------------------------------------------------------------------------------

Stephen G. Clinton          $14,900(3)       -         -             -                -               -          $14,900(3)
---------------------------------------------------------------------------------------------------------------------------

Leonard L. Gundy            $14,200(4)       -         -             -                -               -          $14,200(4)
---------------------------------------------------------------------------------------------------------------------------

Enos L. Loader              $38,400(5)       -         -             -                -               -          $38,400(5)
---------------------------------------------------------------------------------------------------------------------------

Robert D. Sensel            $14,200(4)       -         -             -                -               -          $14,200(4)
---------------------------------------------------------------------------------------------------------------------------

(1)   Includes annual retainer fees from FFD and First Federal of $3,600 and $10,400, respectively.

(2)   Includes committee fees from FFD and First Federal of $900 and $100, respectively.

(3)   Includes committee fees from FFD of $900.

(4)   Includes committee fees from FFD of $200.

(5)   Includes committee fees from FFD and First Federal of $900 and $3,500, respectively, and a $20,000 annual retainer fee from First Federal for service as Chairman.

      Each director of FFD receives a fee of $300 per regular Board meeting attended and $100 per special meeting attended. Each director of First Federal receives a fee of $950 per regular board meeting attended and $100 per special meeting attended. In addition, the directors of FFD and First Federal receive a fee of $100 per committee meeting attended, and members of FFD's Audit Committee and the First Federal's Senior Loan Committee receive $200 per committee meeting. Mr. Loader receives $20,000 for his service as Chairman of First Federal's board of directors. Directors Emeritus receive $150 per month from FFD and $350 per month from First Federal.

Shareholder Communications with Directors

      A shareholder may communicate with the Board by mailing a written communication addressed to the full Board, or to an individual director or group of directors, at our address at 321 North Wooster Avenue, Dover, Ohio 44622. All such communications will be forwarded unopened (i) to an independent director if addressed to the full Board, (ii) to the specified director, or
(iii) if addressed to a group of directors, to a member of such group.

Director Attendance at the Annual Meeting

      We expect all directors and nominees for election as a director to attend each annual meeting of shareholders. Any director or nominee who cannot attend an annual meeting is expected to notify us of his inability to attend as far in advance of the annual meeting as possible. All of our directors attended our 2006 annual meeting of shareholders.

Directors Emeritus

      Upon a director's retirement, the Board may appoint such person as a Director Emeritus of FFD and First Federal. Directors Emeritus serves for one-year terms and are appointed by the Board annually. Directors Emeritus may attend and participate in meetings of FFD's and First Federal's boards, but do not have voting privileges. Currently, J. Richard Gray and Richard J. Herzig serve as Directors Emeritus.

                               EXECUTIVE OFFICERS

      The following information describes the business experience of FFD's and First Federal's executive officers:

      Trent B. Troyer, age 44, has served as the President and Chief Executive Officer of FFD and First Federal since October 2000. From March 1997 to October 2000, Mr. Troyer was employed by First Federal as Senior Vice President of Commercial Lending. Mr. Troyer also serves on the board of the Ohio Bankers League.

      Scott C. Finnell, age 38, has served as Executive Vice President of FFD and First Federal since November 2000. Prior to joining FFD and First Federal, Mr. Finnell was employed by Bank One, N.A. as Vice President, Commercial Lending.

      Robert R. Gerber, age 58, has served as Vice President, Treasurer and Chief Financial Officer of FFD and First Federal since October 2000. Mr. Gerber served as President of FFD and First Federal from 1996 until October 2000.

      Sally K. O'Donnell, age 52, is the Secretary of both FFD and First Federal and is Senior Vice President of Retail Lending of First Federal. From 1998 until joining FFD and First Federal in April 2003, Ms. O'Donnell was the President of the Dover Market and District Manager of Retail Lending with Bank One, N.A. Ms. O'Donnell was named Secretary of FFD and First Federal in October 2004.

Executive Compensation

      The following table includes compensation paid to Mr. Troyer, the President and Chief Executive Officer of FFD and First Federal, and Mr. Finnell, Executive Vice President of FFD and First Federal. No other executive officer of FFD or First Federal received total compensation in excess of $100,000 during the fiscal year ended June 30, 2007. The amounts shown in the table below reflect compensation paid by First Federal for all services rendered. FFD currently does not pay any compensation to its executive officers.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Nonqualified
                                                                           Non-Equity       Deferred       All Other
       Name and                                        Stock    Option   Incentive Plan   Compensation    Compensation
  Principal Position      Year    Salary     Bonus     Awards   Awards    Compensation      Earnings          (1)          Total
-----------------------------------------------------------------------------------------------------------------------------------

Trent B. Troyer           2006   $120,500   $35,000      -        -            -                -          $30,647(2)     $186,147
 President and Chief
 Executive Officer of
 FFD and First Federal
-----------------------------------------------------------------------------------------------------------------------------------

Scott C. Finnell          2006   $ 89,500   $27,500      -        -            -                -          $19,786(3)     $136,786
 Executive Vice
 President of FFD and
 First Federal
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Does not include amounts attributable to benefits received by Messrs. Troyer and Finnell, such as health insurance coverage, which are available to all of First Federal's employees equally.

(2)   Consists of the value of allocations to Mr. Troyer's ESOP account of $18,030, matching 401(k) contributions to Mr. Troyer's account of $6,152, $6,045 in country club dues and $420 in annual premiums for term life insurance.

(3)   Consists of the value of allocations to Mr. Finnell's ESOP account of $13,857, matching 401(K) contributions to Mr. Finnell's account of $4,649, $860 in country club dues and $420 in annual premiums for term life insurance.

Stock Option Information

      We did not grant any stock options during fiscal 2007. The following table contains information regarding unexercised options held by Messrs. Troyer and Finnell at June 30, 2007.

All currently outstanding options are fully vested and exercisable. We do not grant, and do not have outstanding, any restricted stock units or other equity-based awards.

-----------------------------------------------------------------------------------------------------------------
                                   Outstanding Equity Awards at Fiscal Year-End
-----------------------------------------------------------------------------------------------------------------
                                                          Equity Incentive
                           Number of      Number of         Plan Awards:
                          Securities     Securities          Number of
                          Underlying     Underlying          Securities
                          Unexercised    Unexercised         Underlying
                           Options/       Options/          Unexercised            Option             Option
      Name                Exercisable   Unexercisable     Unearned Options     Exercise Price     Expiration Date
-----------------------------------------------------------------------------------------------------------------

Trent B. Troyer                800            -                  -                $12.00            01/11/2012

                             1,000            -                  -                $12.48            12/17/2012

                             1,000            -                  -                $14.88            01/13/2014
-----------------------------------------------------------------------------------------------------------------

Scott C. Finnell             1,900            -                  -                $ 8.375           11/08/2010

                               600            -                  -                $12.48            12/17/2012

                               500            -                  -                $14.88            01/13/2014
-----------------------------------------------------------------------------------------------------------------

Change of Control Agreements

      First Federal has entered into change of control agreements with Mr. Troyer and Mr. Finnell. The change of control agreements provide that if Mr. Troyer or Mr. Finnell, as applicable, is terminated by First Federal without "just cause" (as defined in the agreement), or terminates his employment for specified reasons set forth in the agreement, at any time during the six months preceding or one year following a change of control (as defined in the agreement), we will make certain specified payments. Those payments are (i) the premiums required to maintain coverage for him and his dependents in all programs subject to the benefit provisions of COBRA until the earlier of the date replacement coverage is obtained or the one year anniversary of the termination and (ii) in the case of Mr. Troyer, an amount equal to two times his then current annual base salary and, in the case of Mr. Finnell, an amount equal to one times his then current annual base salary. Had their employment been terminated in connection with a change in control as of June 30, 2007, (i) Mr. Troyer would have received a payment of $241,500 and health insurance coverage for himself and his dependents for a maximum of one year at an annual cost to First Federal of $12,119, and (ii) Mr. Finnell would have received a payment of $89,500 and health insurance coverage for himself and his dependents for a maximum of one year at an annual cost to First Federal of $12,119.

      If the sum of these payments and any other payments or benefits constitutes "excess parachute payments" under the Internal Revenue Code, then the amounts due under the change of control agreement will be reduced to the maximum amount that would not be an "excess parachute payment."

Retirement Benefits

      We provide the following retirement benefits for the benefit of all employees of FFD and First Federal who are age 21 or older and who have completed at least one year of service.

      401(k) Plan. The 401(k) plan is a participatory plan allowing employees to defer a portion of their wages into retirement savings. We make a contribution on behalf of each eligible employee into the 401(k) plan of 3% of the employee's annual wages. If the employee chooses to defer wages into the plan, we will also match up to 4% of the employee's deferral. Additionally, at the Board's sole discretion, we may also make additional contributions to employee accounts as profit sharing.

      Employee Stock Ownership Plan. The ESOP provides an ownership interest in FFD to all eligible full-time employees of First Federal. ESOP shares are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits become fully vested after five years of service.

                          RELATED PERSON TRANSACTIONS

      First Federal makes loans to executive officers and directors of FFD and First Federal and their related business interests in the ordinary course of business. All amounts owed by directors or executive officers, or their related business interests, in excess of $120,000 during the last fiscal year were pursuant to loans that were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, did not involve more than the normal risk of collectibility or present other unfavorable features and that are current in their payments.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, our directors and executive officers and persons holding more than 10% of our common shares are required to report their ownership of common shares and any changes in such ownership to both the SEC and us. Mr. Gundy failed to timely report a purchase of 300 shares on August 15, 2007. With the exception of Mr. Gundy, to our knowledge and based solely upon a review of such reports and written representations that no other reports were required during the fiscal year ended June 30, 2007, no other directors, officers or 10% holders failed to timely file any such reports.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

      On July 17, 2007, our Audit Committee dismissed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm. The Audit Committee dismissed Grant Thornton in connection with the transition by Grant Thornton of the financial institutions practice in its Cincinnati, Ohio office to another accounting firm.

      Grant Thornton's report on our financial statements for our fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and neither of those reports was qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and the subsequent interim periods preceding Grant Thornton's dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

      On July 17, 2007, the Audit Committee engaged Crowe Chizek and Company LLP ("Crowe Chizek") as our independent registered public accounting firm. During our fiscal years ended June 30, 2006 and 2005, and during the subsequent interim periods preceding Crowe Chizek's engagement, we had not consulted with Crowe Chizek regarding (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither was written or oral advice provided to us that Crowe Chizek concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement (as described in paragraph (a)(1)(iv) of Item 304 of SEC Regulation S-B and the related instructions to that item).

Selection of Independent Registered Public Accounting Firm for 2007

      The Audit Committee has selected Crowe Chizek as our independent registered public accounting firm for the current fiscal year. The Audit Committee and management expect that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firms

      The following tables set forth the fees we paid to Crowe Chizek and Grant Thornton, for the audit of our annual financial statements for the years ended June 30, 2007 and June 30, 2006, respectively and fees billed for other services rendered by them to us during those periods.

--------------------------------------------------------------------------------
             Fees of Independent Registered Public Accounting Firms
--------------------------------------------------------------------------------
                             Crowe Chizek fees for      Grant Thornton fees for
                                  Year Ended                  Year Ended
     Type of Fees                June 30, 2007               June 30, 2006
--------------------------------------------------------------------------------

Audit fees (1)                      $49,000                     $65,743
--------------------------------------------------------------------------------

Audit related fees (2)                    -                         990
--------------------------------------------------------------------------------

Tax fees (3)                         10,000                      13,345
--------------------------------------------------------------------------------

All other fees (4)                        -                         936
--------------------------------------------------------------------------------

      Total fees                    $59,000                     $81,014
--------------------------------------------------------------------------------

(1) These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2) These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as consultations regarding the impact of accounting pronouncements and the implementation of internal control procedures.

(3) These are fees for professional services performed with respect to tax compliance, tax advice and tax planning, such as the preparation of federal, state and local tax returns.

(4) These are fees for any other work that is not included in any of the above categories.

      The Audit Committee pre-approves all services to be performed by our independent registered public accounting firm, and during the year ended June 30, 2007, all services provided to us by Grant Thornton were approved in advance by the Audit Committee.

                             AUDIT COMMITTEE REPORT

      The Audit Committee is responsible for overseeing FFD's accounting functions and controls, as well as selecting an accounting firm to audit FFD's financial statements. The Board has adopted the Audit Charter to set forth the Audit Committee's responsibilities.

      As required by the Audit Charter, the Audit Committee reviewed the audited financial statements with FFD's management. The Audit Committee also received and reviewed the report of Crowe Chizek regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3600T. A representative of Crowe Chizek also discussed with the Audit Committee Crowe Chizek's independence from FFD, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended, as adopted by the PCAOB in Rule 3200T. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:

      o Crowe Chizek's responsibilities in accordance with generally accepted auditing standards;
      o The initial selection of, and whether there were any changes in, significant accounting policies or their application;
      o     Management's judgments and accounting estimates;
      o     Whether there were any significant audit adjustments;
      o     Whether there were any disagreements with management;
      o     Whether there was any consultation with other accountants;
      o Whether there were any major issues discussed with management prior to Crowe Chizek's retention;
      o Whether Crowe Chizek's encountered any difficulties in performing the audit;
      o Crowe Chizek's judgments about the quality of FFD's accounting principles; and
      o Crowe Chizek's responsibilities for information prepared by management that is included in documents containing audited financial statements.

      Based on its review of the financial statements and its discussions with management and Crowe Chizek's representative, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee has approved the audited financial statements for inclusion in FFD's Annual Report on Form 10-KSB for the year ended June 30, 2007, to be filed with the SEC.

      Stephen G. Clinton, Chairman
      Richard A. Brinkman, Jr.
      Enos L. Loader

                             SHAREHOLDER PROPOSALS

      Shareholders desiring to submit proposals to be considered for inclusion in our proxy statement and form of proxy for the 2008 annual meeting of shareholders must provide their proposals by May 21, 2008. If a shareholder intends to present a proposal and the proposal was not included in the proxy materials for the meeting, if we do not receive the proposal before August 4, 2008, then the proxies designated by the Board for the 2008 annual meeting will be entitled to vote on such proposal in their discretion, despite the exclusion of any discussion of the matter in the proxy materials.

                      DELIVERY OF ANNUAL MEETING MATERIALS
                      TO SHAREHOLDERS AT THE SAME ADDRESS

      The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery, often referred to as "householding," would generally permit us to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if we believe the shareholders share the same address, so long as the shareholder(s) have not opted out of the householding process after receiving appropriate notice that we have instituted householding.

Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. We have not instituted householding, but we may do so in the future. If we choose to do so, we will notify registered shareholders who will be affected by householding at that time.

      Many brokerage firms and other holders of record have instituted householding. If your family has one or more "street name" accounts under which our common shares are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our 2007 Annual Report to Shareholders or if you wish to revoke householding and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                 OTHER MATTERS

      The Board knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting. Our 2007 Annual Report to Shareholders, including financial statements, is enclosed with this Proxy Statement. Any shareholder who has not received a copy of the 2007 Annual Report may obtain a copy, free of charge, by writing to us. The 2007 Annual Report is not part of the proxy solicitation materials and is not incorporated herein by reference.

      IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors



Dover, Ohio                            Trent B. Troyer
September 18, 2007                     President and Chief Executive Officer

                                REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           FFD FINANCIAL CORPORATION

         FFD FINANCIAL CORPORATION 2007 ANNUAL MEETING OF SHAREHOLDERS

                                October 16, 2007

      The undersigned shareholder of FFD Financial Corporation ("FFD") hereby constitutes and appoints Stephen G. Clinton and Richard A. Brinkman, Jr., or either one of them, as the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the 2007 Annual Meeting of Shareholders of FFD to be held on October 16, 2007, at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, at 1:00 p.m., local time (the "Annual Meeting"), all of the shares of FFD which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1. The election of the three directors listed below to serve for one-year terms expiring in 2008 (except as marked to the contrary below):

       David W. Kaufman          Enos L. Loader          Robert D. Sensel

               [ ]  FOR                           [ ]  WITHHOLD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

2. The election of the three directors listed below to serve for two-year terms expiring in 2009 (except as marked to the contrary below):

      Richard A. Brinkman, Jr.     Stephen G. Clinton     Leonard L. Gundy

               [ ]  FOR                           [ ]  WITHHOLD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

          IMPORTANT: Please sign and date this Proxy where indicated.

      Your Board of Directors recommends that you vote "FOR" the nominees for director listed above.

      This Proxy, when properly executed, will be voted in the manner directed herein by the signing shareholder. Unless otherwise specified, the shares will be voted FOR the nominees listed.

      All Proxies previously given by the signing shareholder are hereby revoked. Receipt of the Notice of the 2007 Annual Meeting of Shareholders of FFD, the accompanying Proxy Statement and the 2007 Annual Report to Shareholders is hereby acknowledged.

      Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------           ------------------------------
Signature                              Signature


----------------------------           ------------------------------
Print or Type Name                     Print or Type Name


Dated: _____________________           Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.